UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     December 22, 2005 (December 19, 2005)
THE TOWN AND COUNTRY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-12056	52-6613091

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

300 East Lombard Street
Baltimore, MD	21202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (410) 539-7600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2005, The Town and Country Trust, a Maryland real estate investment trust (the “Trust”), The TC Operating Limited Partnership, a Maryland limited partnership (“TCT LP”), Magazine Acquisition GP LLC, a Delaware limited liability company (“Purchaser”), Magazine Acquisition LP, a Maryland limited partnership (“Purchaser Acquisition Entity”), and Magazine Acquisition LLC, a Maryland limited liability company (“Purchaser Acquisition LLC”, and together with Purchaser and Purchaser Acquisition Entity, the “Purchaser Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, the Trust will merge with and into Purchaser Acquisition Entity (the “Merger”), with Purchaser Acquisition Entity continuing after the Merger as the surviving entity. At the effective time of the Merger, each of the issued and outstanding common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Trust Common Shares”), will be converted into the right to receive $33.90 in cash and a pro rata amount of the Trust’s $0.43 quarterly dividend (the “Merger Consideration”), and each outstanding option to acquire Trust Common Shares (the “Trust Options”) will be cancelled in the Merger and the holder thereof will be entitled to an amount of cash equal to the difference between the Merger Consideration and the exercise price of such Trust Option.
     In addition, under the terms of the Merger Agreement, concurrently with the consummation of the Merger, Purchaser Acquisition LLC will merge with and into TCT LP (the “Partnership Merger” and, together with the Merger, the “Mergers”), with TCT LP continuing after the Partnership Merger as the surviving entity. At the effective time of the Partnership Merger, each common unit of limited partnership interest in TCT LP (“LP Units”) will be converted into the right to receive cash in the amount of the Merger Consideration. The Partnership Merger will trigger a provision of a preexisting severance agreement between the Trust and Harvey Schulweis, Chairman and Chief Executive Officer of the Trust, that provides Mr. Schulweis with the right, upon a change of control of the Trust, to have his limited partnership interests in TCT LP redeemed by TCT LP in exchange for properties or portions thereof having a net fair market value equal to the fair market value of such limited partnership interests.
     The Merger Agreement has been unanimously approved by the Board of Trustees of the Trust, for the Trust and as general partner of TCT LP, and by the requisite percentage of limited partners of TCT LP.
     Reference is hereby made to the joint press release regarding the Merger, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.
Material Terms of the Merger Agreement.
The following is a summary of the material terms of the Merger Agreement. The following is not a complete summary of the terms of the Merger Agreement and the Trust encourages its investors and securityholders to review the proxy statement which the Trust will be filing with the Securities and Exchange Commission in respect of the Special Meeting of Shareholders that the Trust will convene to approve the Merger.

Representations and Warranties
     The Merger Agreement contains customary representations and warranties of the Trust and TCT LP regarding certain aspects of their business and properties and other matters pertaining to the Mergers. The Merger Agreement also contains customary representations and warranties of the Purchaser Parties regarding various matters pertinent to the Mergers.
Interim Covenants
     In the Merger Agreement, the Trust and TCT LP have agreed that they will, and will cause their respective subsidiaries to, conduct their business in the usual, regular and ordinary course consistent with past practice and in compliance with applicable law. Furthermore, the Trust and TCT LP have agreed not to take certain actions with respect to their respective organizations and businesses without the prior consent of the Purchaser Parties.
No Solicitation
     In the Merger Agreement, subject to certain exceptions, the Trust, TCT LP and any other TCT Subsidiary have agreed not to, and to cause their respective subsidiaries not to, authorize or permit, directly or indirectly, any of their respective officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or affiliate to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any “Competing Transaction”, to enter into discussions or negotiate with any third party in furtherance of any such inquiries, or to obtain a “Competing Transaction” or release any person from any standstill agreement or similar obligation to the Trust or any subsidiary of the Trust other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement or otherwise.
     Except in specific circumstances described below, the Trust and TCT LP have agreed to take, and to cause their respective subsidiaries to take, all actions reasonably necessary to cause their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or affiliates to, immediately cease any discussions, negotiations or communications with any party with respect to any “Competing Transaction”.
     The Merger Agreement defines a “Competing Transaction” as any of the following (other than the transactions expressly provided for in the Merger Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Trust or TCT LP (or any of the Trust’s subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets (including by means of an issuance, sale or other disposition of voting securities) of the Trust and its Subsidiaries, taken as a whole, or of 30% or more of any class of voting securities of the Trust, in a single transaction or series of related transactions (excluding bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets); or (iii) any tender offer or exchange offer for 30% or more of any class of voting securities of the Trust (or any of the Trust’s subsidiaries).
     The Trust and TCT LP are required to notify Purchaser of, promptly following receipt, the relevant details relating to any proposal (including the identity of the parties and all material terms thereof) which any of the Trust, TCT LP or any of the Trust’s subsidiaries or their respective officers, trustees, directors, employees, agents, investment bankers, financial advisors, attorneys, brokers, finders or other representatives or affiliates may receive relating to a Competing Transaction promptly following receipt thereof and have agreed to keep Purchaser reasonably informed on a prompt basis as to the status of and any material developments regarding any such proposal.
     Notwithstanding the foregoing, in the event that the Trust or any of its subsidiaries receives a proposal from a third party for a Competing Transaction (that was not solicited, encourage or facilitated in violation of the above provisions), the Trust’s board of trustees may (a) contact such third party and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and (b) if the Trust’s board of trustees determines in good faith following consultation with its legal and financial advisors that such proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and that the failure to take such action would be inconsistent with their duties to the Trust or its shareholders under applicable law, the Trust’s board of trustees may (directly or through advisors or representatives):
•	furnish non-public information with respect to the Trust and its subsidiaries to the third party who made such proposal (as long as such information was previously or is concurrently furnished to the Purchaser and the receiving party is bound by a confidentiality agreement with terms at least as favorable to the Trust as the Trust’s confidentiality agreement with the Purchaser);

•	disclose to its shareholders any information required to be disclosed under applicable Law;

•	participate in negotiations regarding such proposal; and

•	following receipt of a proposal for a Competing Transaction that constitutes a Superior Competing Transaction, but prior to the approval of the Merger by the Trust’s shareholders:
•	withdraw or modify in a manner adverse to Purchaser, or fail to recommend the Merger and the other transactions contemplated by the Merger Agreement or recommend that the Trust’s shareholders approve such Superior Competing Transaction;

•	terminate the Merger Agreement (subject to certain conditions which are described below, including payment of the Break-Up Fee (as defined below)) to accept a superior proposal; and

•	take any action that any court of competent jurisdiction orders the Trust to take.
     Finally, in the event that the Trust’s board of trustees receives a Superior Competing Transaction and desires to (i) withdraw, modify or fail to make its recommendation regarding the merger, (ii) approve the Superior Competing Transaction, (iii) terminate the Merger Agreement (subject to the conditions described above) or (iv) take any action required by a court of competent jurisdiction, it must first give Purchaser at least three (3) business days notice of its intent to take such action and, taking into account any amendment to this Agreement entered into or to which Purchaser irrevocably covenants to enter into and for which all internal approvals of Purchaser have been obtained since receipt of such notice, determine that such Superior Competing Transaction remains a Superior Competing Transaction.
     The Merger Agreement defines a “Superior Competing Transaction” is a bona fide, unsolicited, written proposal for a Competing Transaction made by a third party which the Trust’s board of trustees determines (after taking into account any amendments to the Merger Agreement entered into or which Purchaser irrevocably covenants to enter into and for which all internal approvals of Purchaser have been obtained prior to the date of such determination), in good faith and after consultation with its financial and legal advisors, is on terms which are more favorable from a financial point of view (including financing terms, any termination fee or expense reimbursement payable under this Agreement, any conditions to the consummation thereof and the likelihood of the Competing Transaction proposal being consummated) to the Trust’s shareholders than the Mergers and the other transactions contemplated by the Merger Agreement.
Conditions to Closing
     The Mergers are subject to customary conditions, including approval by the two-third’s of Trust’s shareholders and the absence of any law or order prohibiting the consummation of the Mergers.
     The Purchaser Parties’ obligations to complete the Mergers are also subject to the satisfaction by the Trust and TCT LP of the following conditions:
•	the accuracy of the representations and warranties of the Trust and TCT LP, except where such inaccuracy would not reasonably be expected to result in a material adverse effect (other than representations and warranties with respect to the Trust’s and TCT LP’s organization and good standing, capitalization, authorization to enter into the Mergers, charter, receipt of a fairness opinion from the Trust’s financial advisor, the vote of the Trust’s shareholders required to approve the Merger, no brokers, the waiver of certain antitakeover statutes and ownership limitations in the Trust’s declaration of trust and the fact that the Trust is not required to be registered as an investment company, which must each be true in all material respects);

•	that the Trust and TCT LP have complied in all material respects with their covenants and agreements under the Merger Agreement;

•	the absence of any material adverse change in TCT’s business since December 19, 2005; and

•	the receipt of an opinion from the Trust’s counsel affirming the Trust’s qualification as a REIT.
     Additionally, the Purchaser Parties have the right to delay closing one time for up to 10 days in the event of a 10 hour general suspension of trading on NYSE, banking moratorium or national or international calamity that affects credit markets; however, in the case of such a delay the Purchaser Parties must waive all other conditions to closing except its right to terminate the Merger Agreement in the result that a closing condition fails to be satisfied as a result of the Trust’s intentional breach of a covenant or agreement. The Purchaser Parties also have the right to extend the closing date to the earlier of the end of any month in which all conditions to closing have been satisfied and May 1, 2006; however, in the event of such delay, the Purchaser Parties must waive all other conditions to closing except those described in the previous sentence.
     The Trust’s and TCT LP’s obligations to complete the Mergers are subject to the satisfaction by the Purchaser Parties of the following conditions:
•	the Purchaser Parties’ representations and warranties which are qualified by materiality shall be true and correct and all other representations and warranties shall be true and correct in all material respects; and

•	that the Purchaser Parties have complied in all material respects with their covenants and agreements under the Merger Agreement.
Termination
     The Merger Agreement may be terminated:
•	by mutual written consent of the parties;

•	by either party if:
•	any order preventing the merger becomes non-appealable;

•	the Mergers are not consummated by May 1, 2006; or

•	the Trust’s shareholders do not approve the Mergers;
•	by the Trust:
•	the Purchaser Parties breach their representations or covenants so that a closing condition cannot be satisfied by May 1, 2006; or

•	the Trust enters into a Superior Competing Transaction and pays the break-up fee to Purchaser;
•	by Purchaser Parties if:
•	the Trust or TCT LP breaches their representations or covenants so that a closing condition cannot be satisfied by May 1, 2006;

•	the Trust enters into a Superior Competing Transaction, recommends a Superior Competing Transaction to its shareholders or withdraws its recommendation of the Merger Agreement; or

•	the Trust intentionally breaches its obligation to call or hold the shareholder meeting or to mail the proxy statement to its shareholders.
Termination Fee
     The Trust will be required to pay a break-up fee of $20,000,000 (the “Break-Up Fee”) to the Purchaser if the Merger Agreement is terminated:

•	by the Trust because the Trust enters into a Superior Competing Transaction;

•	by the Purchaser if the Trust’s board of trustees recommends a Superior Competing Transaction to the Trust’s shareholders or withdraws or modifies its recommendation of the Merger Agreement; or

•	by the Purchaser if the Trust intentionally breaches its obligation to call or hold a meeting of the Trust’s shareholders or to mail the proxy statement to shareholders.
     The Trust will be required to pay Purchaser’s third party out-of-pocket expenses incurred in connection with the Merger Agreement up to $3,000,000 (the “Break-Up Expenses”) if the Merger Agreement is terminated:
•	by the Purchaser because the Trust or TCT LP breached its representations or covenants and as a result a closing condition is not satisfied; or

•	by either party following the failure of the Trust’s shareholders to approve the Merger.
     The Trust will be required to pay Purchaser the Break-Up Fee less any Break-Up Expenses previously paid to the Purchaser if the Merger Agreement is terminated:
•	by (i) the Purchaser as a result of the Trust’s breach of its representations or covenants so as to cause a condition to closing to be incapable of being satisfied or (ii) either party following the failure of the Trust’s shareholders approve the Merger; and

•	within nine (9) months of any such termination, TCT consummates a Competing Transaction or agrees to a Competing Transaction that is ultimately consummated.
     Additionally, Purchaser will be required pay the Trust’s out-of-pocket third party expenses incurred in connection with the Merger Agreement if the Merger Agreement is terminated by the Trust as a result of Purchaser Parties’ breach of their representations or covenants so as to cause a condition to closing to be incapable of being satisfied.
Guaranty of Purchaser Parties’ Obligations
     The obligations of the Purchaser Parties under the Merger Agreement to pay any amounts to the Trust and TCT LP arising out of or resulting from any failure of any of the Purchaser Parties to pay or perform any of their obligations under the Merger Agreement in the event of a breach or default by such parties under the Merger Agreement will be guaranteed jointly and severally by each of MS Real Estate Funding, L.P. (an indirect, wholly-owned subsidiary of Morgan Stanley) and Onex Real Estate Partners LP in an aggregate amount not to exceed $200 million.
Related Transactions
     Concurrently with entering into the Merger Agreement, the Purchaser Parties entered into a voting agreement with Harvey Schulweis, Thomas Brodie, a trustee and the Chief Operating Officer of the Trust, Nancy L. Fisher, a trustee of the Trust, The Lerner Foundation and The Bal-Penn Company, a limited partner of TCT LP. The agreement provides that (i) Mr. Schulweis, Mr. Brodie, Ms. Fisher and The Lerner Foundation will vote their shares, representing approximately 8.9% percent of the outstanding shares of the Trust, in favor of the Merger, the

Merger Agreement and each of the transactions contemplated by the Merger Agreement. Also pursuant to the voting agreement, Mr. Schulweis and The Bal-Penn Company executed a consent of limited partners of TCT LP approving and consenting to the transactions contemplated by the Merger Agreement, including the Merger and the Partnership Merger. The voting agreement terminates on the earlier of (i) the mutual written consent of the parties thereto, (ii) the date of the consummation of the Mergers or (iii) when the Merger Agreement is terminated pursuant to its terms (including if the Trust terminates the Merger Agreement to accept a superior offer).
     In connection with the Merger, the Trust will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by the Company with the SEC may also be obtained from the Company by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, MD 21202, telephone (410)539-7600.
     The Trust and its trustees and officers may be deemed, under SEC rules, to be participants in soliciting proxies from the Trust’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the trustees and officers of the Trust is included in its definitive proxy statement for its 2005 Annual Meetings filed with the SEC in March 2005. More detailed information regarding the identity of these persons and their interests in the solicitation will be set forth in the Trust’s proxy statement to be filed with the SEC, which will be available free of charge from the SEC or from the Trust via the contact information listed above.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1	Press Release, dated December 19, 2005, announcing the execution of the Merger Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TOWN AND COUNTRY TRUST

By:      /s/ Alan W. Lasker
Name: Alan W. Lasker
Title: Senior Vice President
Date: December 22, 2005

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated December 19, 2005, announcing the execution of the Merger Agreement